Exhibit 10.4

Form of Restricted Stock Agreement under the
Provident Financial Holdings, Inc. 2013 Equity Incentive Plan

PROVIDENT FINANCIAL HOLDINGS, INC.

2013 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

RS No. __

Shares of Restricted Stock are hereby awarded on ___________, ____, by Provident Financial Holdings, Inc. (the “Company”), to ______________ (the “Grantee”), in accordance with the following terms and conditions:

1.           Share Award.  The Company hereby awards to the Grantee _________ shares (“Shares”) of common stock of the Company (“Common Stock”) pursuant to the Provident Financial Holdings, Inc. 2013 Equity Incentive Plan, as the same may be amended from time to time (the “Plan”), and upon the terms and conditions and subject to the restrictions in the Plan and as hereinafter set forth.  A copy of the Plan, as currently in effect, is incorporated herein by reference and is attached hereto.

2.           Restrictions on Transfer and Restricted Period.  During the period (the “Restricted Period”) commencing on the date of this Award Agreement and terminating on ___________, ____, Shares with respect to which the Restricted Period has not lapsed may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Grantee except, in the event of the death of the Grantee, by will or the laws of descent and distribution, pursuant to a Domestic Relations Order, pursuant to a Family Member as and to the extent permitted by the Plan, or as hereinafter provided.  Shares with respect to which the Restricted Period has lapsed shall sometimes be referred to herein as “Vested.”

Provided that the Grantee does not incur a Termination of Service, Shares shall become Vested in accordance with the following schedule:

Date of Vesting	Number of Shares Vested

The Committee referred to in Article IV of the Plan shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares or to remove any or all of such restrictions, whenever the Committee may determine that such action is appropriate by reason of changes in applicable tax or other laws, changes in circumstances occurring after the commencement of the Restricted Period, or any other reason.

3.           Termination of Service.  Except as provided in Section 8 below, if the Grantee incurs a Termination of Service for any reason (other than death or Disability), all Shares which are not Vested at the time of such Termination of Service shall upon such Termination of Service be forfeited to the Company.  If the Grantee incurs a Termination of Service by reason of death or Disability, all Shares awarded pursuant to this Award Agreement shall become Vested at the time of such termination, and the Shares shall not thereafter be forfeited.

4.           Certificates for the Shares.  The Company shall issue ____________ [same as number of vesting periods] certificates in respect of the Shares in the name of the Grantee, as the Shares represented thereby become Vested.

5.           Grantee’s Rights.  Subject to all limitations provided in this Award Agreement, the Grantee, as owner of the Shares during the Restricted Period, shall have all the rights of a stockholder, except the right to receive dividends paid on the Shares and the right to vote such Shares (which dividend and voting rights are described in the Plan).

6.           Expiration of Restricted Period.  Upon the lapse or expiration of the Restricted Period with respect to a portion of the Shares, the Company shall deliver to the Grantee (or in the case of a deceased Grantee, to his legal representative) the certificate in respect of such Shares.  The Shares as to which the Restricted Period shall have lapsed or expired shall be free of the restrictions referred to in Section 2 above.

7.           Adjustments for Changes in Capitalization of the Company.  In the event of any change in the outstanding shares of Common Stock by reason of any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, exchange of shares or other securities, stock split, stock dividend, special cash dividend or other special and nonrecurring dividend or distribution, liquidation, dissolution or other similar corporate transaction or event, the number and class of Shares covered by this Award Agreement shall be appropriately adjusted by the Committee, whose determination shall be conclusive.  Any shares of Common Stock or other securities received, as a result of the foregoing, by the Grantee with respect to Shares subject to the restrictions contained in Section 2 above shall also be subject to such restrictions.

8.           Effect of Change in Control.  If a Change in Control shall occur, and the Grantee incurs an Involuntary Termination within the 12-month period commencing with the effective date of the Change in Control, all previously unvested Shares shall vest in full upon the happening of such events; provided, however, that no Shares which have previously been forfeited shall thereafter become Vested.

9.           Delivery and Registration of Shares of Common Stock.  The Company’s obligation to deliver Shares hereunder shall, if the Committee so requests, be conditioned upon the Grantee’s compliance with the terms and provisions of Article VI of the Plan.

10.           Plan and Plan Interpretations as Controlling.  The Shares hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling.  Capitalized terms used herein which are not defined in this Award Agreement shall have the meaning ascribed to such terms in the Plan.  All determinations and interpretations made in the discretion of the Committee shall be binding and conclusive upon the Grantee or his legal representatives with regard to any question arising hereunder or under the Plan.

11.           Grantee Service.  Nothing in this Award Agreement shall limit the right of the Company or any of its Affiliates to terminate the Grantee’s service as a director, advisory director, director emeritus, or employee, or otherwise impose upon the Company or any of its Affiliates any obligation to employ or accept the services of the Grantee.

12.           Withholding Tax.  Upon the termination of the Restricted Period with respect to any Shares (or at any such earlier time, if any, that an election is made by the Grantee under Section 83(b) of the Code, or any successor thereto), the Company may withhold from any payment or distribution made under the Plan sufficient Shares to cover any applicable withholding and employment taxes.  The Company shall have the right to deduct from all dividends paid with respect to Shares the amount of any taxes which the Company is required to withhold with respect to such dividend payments.

13.           Amendment.  The Committee may waive any conditions of or rights of the Company or modify or amend the terms of this Award Agreement; provided, however, that the Committee may not amend, alter, suspend, discontinue or terminate any provision hereof which may adversely affect the Grantee without the Grantee’s (or his legal representative’s) written consent.

14.           Grantee Acceptance.  The Grantee shall signify his acceptance of the terms and conditions of this Award Agreement by signing in the space provided below, by signing the attached stock powers, and by returning a signed copy hereof and of the attached stock powers to the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Award Agreement to be executed as of the date first above written.

PROVIDENT FINANCIAL HOLDINGS, INC.

By: ____________________________
Its: ____________________________

ACCEPTED:

____________________________________
(Signature)

____________________________________
(Street Address)

____________________________________
(City, State and Zip Code)